Exhibit 99.1

December 7, 2015

Liberty TripAdvisor Holdings, Inc. to Present at the UBS 43rd Annual Global Media and Communications Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB) announced that Greg Maffei,  President and CEO of Liberty TripAdvisor Holdings, Inc., will be presenting at the UBS 43rd Annual Global Media and Communications Conference on Tuesday, December 8, 2015 at 4:00 p.m., E.S.T. at the Hilton Midtown in New York, New York.  During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty TripAdvisor Holdings, Inc. website at http://ir.libertytripadvisorholdings.com/events-presentations to register for the webcast. An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc.’s (Nasdaq:  LTRPA, LTRPB) businesses consist of its subsidiaries TripAdvisor and BuySeasons.   TripAdvisor is the world’s largest online travel community, aggregating reviews and opinions from its community of travelers about destinations, accommodations, restaurants and activities throughout the world.  BuySeasons is a leading online retailer of costumes and party supplies.

Liberty TripAdvisor Holdings, Inc.
Courtnee Ulrich, 720-875-5420